                                                                     EXHIBIT 4.3

                          THIRD SUPPLEMENTAL INDENTURE

      THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), entered into as of August 6, 2004, among Century Aluminum Company, a Delaware corporation (the "Company"), the Guarantors party hereto (the "Guarantors") and Wilmington Trust Company, as trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of April 2, 2001 (as supplemented by the First Supplemental Indenture (as defined below) and the Second Supplemental Indenture (as defined below), the "Indenture"), relating to the Company's 11 3/4% Senior Secured First Mortgage Notes due 2008 (the "Notes");

      WHEREAS, the Company, the Trustee and Hancock Aluminum LLC ("Hancock") executed a Supplemental Indenture to the Indenture, dated as of April 1, 2003 (the "First Supplemental Indenture"), pursuant to which Hancock agreed to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors;

      WHEREAS, the Company, the Guarantors party thereto and the Trustee executed an Amendment to Indenture, dated as of May 5, 2003 (the "Second Supplemental Indenture"), pursuant to which the Indenture was amended to cure a defect;

      WHEREAS, the Company and the Guarantors propose to amend the Indenture (the "Proposed Amendments"), which Proposed Amendments must be approved with the written consent of the holders (the "Holders") of a majority of the aggregate principal amount of the outstanding Notes, or in the case of Sections 4.12 and
4.13 thereof, 66-2/3% of the outstanding Notes;

      WHEREAS, the Company has solicited the consents of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 29, 2004, (as amended, supplemented or modified, the "Consent Solicitation Statement"), to the Proposed Amendments to the Indenture upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Company has received the valid consents of the Holders of at least a majority in aggregate principal amount outstanding of the Notes consenting to the substance of the Proposed Amendments set forth in this Supplemental Indenture;

      WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized, and

      WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                   AGREEMENTS

      SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

      SECTION 2. Amendments to Indenture. Effective as of the Amendment Effective Date (as defined below), except as set forth in Section 14 below:

      (a) The following Sections of the Indenture, and any corresponding provisions in the Notes, hereby are deleted in their entirety and replaced with "Intentionally Omitted":

EXISTING SECTION NUMBER    CAPTION
-----------------------    -------
Section 4.03 ..........    Existence

Section 4.04 ..........    Payment of Taxes and Other Claims

Section 4.05 ..........    Maintenance of Properties and Insurance

Section 4.06 ..........    Limitation on Debt and Disqualified or Preferred
                           Stock

Section 4.07 ..........    Limitation on Restricted Payments

Section 4.08 ..........    Limitation on Liens

Section 4.09 ..........    Limitation on Dividend and Other Payment
                           Restrictions Affecting Restricted Subsidiaries

Section 4.10 ..........    Limitation on Sale or Issuance of Equity Interests
                           of Restricted Subsidiaries

Section 4.11 ..........    Guaranties by Restricted Subsidiaries

Section 4.12 ..........    Repurchase of Notes upon a Change of Control

Section 4.13 ..........    Limitation on Asset Sales

Section 4.14 ..........    Limitation on Transactions with Shareholders and
                           Affiliates

Section 4.15 ..........    Line of Business

Section 4.17 ..........    Financial Reports

Section 4.18 ..........    Reports to Trustee

Section 4.19 ..........    Impairment of Security Interest; Further
                           Assurances

Section 4.20 ..........    Limitations on Certain Activities by Century
                           Aluminum of Kentucky LLC

      (b) Section 5.01 of the Indenture captioned "Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets" is hereby amended by amending and restating paragraph (a) thereof in its entirety to read as follows:

      "(a) The Company will not

            (i) consolidate with or merge with or into any Person, or

            (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of the assets of the Company and its consolidated Subsidiaries, as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person or

          (iii) permit any Person to merge with or into the Company

     unless

                  (A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and expressly assumes all of the obligations of the Company under the Security Documents; and

                  (B) [Intentionally Omitted]

                  (C) [Intentionally Omitted]

                  (D) [Intentionally Omitted]

                  (E) the Company delivers to the Trustee an Officers'
            Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture."

      (c) Section 5.02 of the Indenture captioned "Consolidation, Merger or Sale of Assets by a Guarantor" is hereby amended by deleting subclause (iii)(B)(2) of paragraph (a) thereof in its entirety and replacing it with "Intentionally Omitted".

      (d) Section 6.01 of the Indenture captioned "Events of Default" is hereby amended and restated in its entirety to read as follows:

            "Events of Default. An "Event of Default" occurs if

            (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

            (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

            (3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section
      4.12 or Section 4.13, or the Company or any Restricted Subsidiary fails to comply with Section 4.06 or Section 4.07 or the Company or any Guarantor fails to comply with Article 5 or Century Aluminum of Kentucky LLC defaults in the performance of or breaches any of the covenants in Section
      4.20 applicable to it;

            (4) the Company or any Restricted Subsidiary defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes or in the Security Documents and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

            (5) [Intentionally Omitted]

            (6) [Intentionally Omitted]

            (7) an involuntary case or other proceeding is commenced against the Company or any Significant Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (8) the Company or any of its Significant Restricted Subsidiaries
      (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Restricted Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Restricted Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a "bankruptcy default");

            (9) [Intentionally Omitted]

            (10) [Intentionally Omitted]"

      (e) Any definitions used exclusively in the provisions of the Indenture deleted pursuant to Paragraphs (a) through (d) of this Section 2 are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, sections, articles or other terms or provisions of the Indenture referred to in Section 2(a) above or that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety.

      SECTION 3. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

      SECTION 4. Counterparts. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

      SECTION 5. Supplemental Indenture is a Supplement to Indenture. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

      SECTION 6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 7. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

      SECTION 8. Effect of This Supplemental Indenture. From and after the Amendment Effective Date, the Indenture shall be deemed to be modified as herein provided (except as provided in Section 14) but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read taken and construed as one and the same instrument.

      SECTION 9. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 10. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 required under the Trust Indenture Act of 1939 to be a part of and govern this Supplemental Indenture, the provisions of the Trust Indenture Act of 1939 shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act of 1939 that pursuant to the Trust Indenture Act of 1939 may be so modified or excluded, the provisions of the Trust Indenture Act of 1939 as so modified or excluded hereby shall apply.

      SECTION 11. Trustee Makes No Representation. The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the recitals contained herein.

      SECTION 12. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

      SECTION 13. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Company and the Trustee. As used herein, the "Amendment Effective Date" shall mean the date that the Company delivers written notice to the Trustee that the Notes tendered and not validly withdrawn pursuant to the Consent Solicitation Statement have been accepted for purchase.

      SECTION 14. Effectiveness of Amendments to Sections 4.12 and 4.13. Notwithstanding anything to the contrary herein, Sections 4.12 and 4.13 of the Indenture shall remain in effect from and after the Amendment Effective Date unless, in the written notice referred to in Section 13, the Company confirms to the Trustee that Holders of at least 66-22/3% of the aggregate principal amount of the Notes were tendered and not withdrawn pursuant to the Consent Solicitation Statement and have been accepted for purchase.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                  CENTURY ALUMINUM COMPANY, AS ISSUER:

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  WILMINGTON TRUST COMPANY, AS TRUSTEE:

                                  By:  /s/ Kristin Long
                                      -------------------------------------
                                      Name:  Kristin Long
                                      Title: Financial Services Officer

                                  CENTURY OF WEST VIRGINIA, INC., AS GUARANTOR:

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  BERKELEY ALUMINUM, INC., AS GUARANTOR:

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

                                  VIRGIN ISLANDS ALUMINA CORPORATION LLC,
                                  AS GUARANTOR:

                                  By:
                                      -------------------------------------
                                      Name:
                                      Title:

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                  CENTURY ALUMINUM COMPANY, AS ISSUER:

                                  By:  /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer

                                  WILMINGTON TRUST COMPANY, AS TRUSTEE:

                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                  CENTURY OF WEST VIRGINIA, INC., AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer

                                  BERKELEY ALUMINUM, INC., AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer


                                  VIRGIN ISLANDS ALUMINA CORPORATION
                                  LLC, AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer

                                  CENTURY KENTUCKY, INC., AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer


                                  HANCOCK ALUMINUM LLC, AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer


                                  METALSCO, LTD., AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer


                                  SKYLINER, INC., AS GUARANTOR:

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer

                                  NSA, LTD., AS GUARANTOR:

                                  By: Metalsco, Ltd., a Georgia corporation,
                                      its general partner

                                  By:   /s/ Daniel J. Krofcheck
                                      ---------------------------------------
                                      Name: Daniel J. Krofcheck
                                      Title: Vice President and Treasurer